CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of EQ Advisors Trust and AXA Premier VIP Trust of our reports dated February 17, 2020, relating to the financial statements and financial highlights 0f EQ/Franklin Templeton Allocation Managed Volatility Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio, EQ/UBS Growth and Income Portfolio, EQ/MFS Technology II Portfolio (formerly known as EQ/Science and Technology Portfolio), EQ/Templeton Global Equity Managed Volatility Portfolio, All Asset Growth-Alt 20 Portfolio, 1290 VT Small Cap Value Portfolio, EQ/Morgan Stanley Small Cap Growth Portfolio, EQ/Aggressive Growth Strategy Portfolio, EQ/Janus Enterprise Portfolio, EQ/American Century Mid Cap Value Portfolio, EQ/Capital Guardian Research Portfolio, EQ/MFS Technology Portfolio and 1290 VT SmartBeta Equity Portfolio (each a portfolio of EQ Advisors Trust) and Charter SM Conservative Portfolio, Charter SM Aggressive Growth Portfolio, Charter SM Growth Portfolio, Charter SM Moderate Portfolio, Charter SM Moderate Growth Portfolio, Charter SM Small Cap Value Portfolio, Charter SM Small Cap Growth Portfolio and EQ/Conservative Allocation Portfolio (each a portfolio of AXA Premier VIP Trust), which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Form of Agreement and Plan of Reorganization and Termination” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2020